Exhibit 21

SUBSIDIARIES OF HEICO CORPORATION

State or Other
Name	Jurisdiction of Incorporation

HEICO Aerospace Holdings Corp.	Florida
HEICO Aerospace Corporation	Florida
Jet Avion Corporation	Florida
LPI Industries Corporation	Florida
Parts Advantage, LLC	Delaware
HNW Building Corp.	Florida
HNW2 Building Corp.	Florida
McClain International, Inc.	Georgia
McClain Property Corp.	Florida
Rogers-Dierks, Inc.	Florida
Turbine Kinetics, Inc.	Florida
ATK Acquisition Corp.	Florida
AD HEICO Acquisition Corp.	Florida
AeroDesign, Inc.	Tennessee
Battery Shop, L.L.C.	Tennessee
Aviation Facilities, Inc.	Florida
JA Engineering I Corp.	Florida
JA Engineering II Corp.	Florida
Jetavi Engineering Private Limited	India
DEC Technologies, Inc.	Florida
Meridian Industrial, Inc.	Florida
Dynatech Acquisition Corp.	Florida
HEICO Parts Group, Inc.	Florida

State or Other
Name	Jurisdiction of Incorporation

HEICO Flight Support Corp.	Florida
HEICO Repair, LLC	Florida
Aircraft Technology, Inc.	Florida
Northwings Accessories Corp.	Florida
Aviation Engineered Services Corp.	Florida
HB Fuel Systems LLC	Florida
HEICO Repair Group Aerostructures, LLC	Florida
Future Aviation, Inc.	Florida
Inertial Airline Services, Inc.	Ohio
HEICO Aerospace Parts Corp.	Florida
Niacc-Avitech Technologies Inc.	Florida
Prime Air, LLC	Florida
Avisource Limited	United Kingdom
Prime Air Europe Limited	United Kingdom
Sunshine Avionics LLC	Florida
CSI Aerospace, Inc.	Florida
Action Research Corporation	Florida
Reinhold Holdings, Inc.	Delaware
Reinhold Industries, Inc.	Delaware
Carbon by Design Corporation	Florida
Carbon by Design LLC	California
Optical Display Engineering, Inc.	Florida
Thermal Structures, Inc.	California
Thermal Energy Products, Inc.	California
Jetseal, Inc.	Delaware
Seal Dynamics LLC	Florida
Seal Dynamics LLC (Singapore Branch)	Singapore
Seal Dynamics Limited	United Kingdom
Seal Q Corp.	Florida
Blue Aerospace LLC	Florida

State or Other
Name	Jurisdiction of Incorporation

HEICO International Holdings B.V.	Netherlands
Aeroworks International Holding B.V.	Netherlands
Aeroworks Europe B.V.	Netherlands
Aeroworks (Lao) Co., Ltd.	Laos
DIRI Co., Ltd.	Laos
Aeroworks Lao II Co., Ltd.	Laos
Aeroworks Special Products B.V.	Netherlands
Aeroworks (Asia) Ltd.	Thailand
Aeroworks Manufacturing Services (Asia) Ltd.	Thailand
Aeroworks Composites B.V.	Netherlands
Aeroworks Composites (Asia) Ltd.	Thailand
HFSC III Corp.	Florida
Harter Aerospace, LLC	Florida
Aerospace & Commercial Technologies, LLC	Florida
Astroseal Products Mfg. Corporation	Connecticut
Astro Property, LLC	Connecticut
HFSC IV Corp.	Florida
LLP Enterprises, LLC	Florida
Air Cost Control US, LLC	Florida
Air Cost Control PTE, Ltd.	Singapore
A2C Air Cost Control SAS	France
Air Cost Control Germany GmbH	Germany
60 Sequin LLC	Connecticut
HFSC V, LLC	Florida
Decavo LLC	Oregon
HFSC VI, LLC	Florida
HFSC VII, LLC	Florida
Rocky Mountain Hydrostatics, LLC	Colorado

State or Other
Name	Jurisdiction of Incorporation

HEICO Electronic Technologies Corp.	Florida
Radiant Power Corp.	Florida
Radiant-Seacom Repairs Corp.	Florida
HETC IV, LLC	Florida
Radiant Power IDC, LLC	Florida
Interface Displays & Controls, Inc.	California
Leader Tech, Inc.	Florida
FerriShield, Inc.	Pennsylvania
Santa Barbara Infrared, Inc.	California
IRCameras LLC	Florida
Sensor Technology Engineering, LLC	Florida
Analog Modules, Inc.	Florida
Sierra Microwave Technology, LLC	Delaware
Connectronics Corp.	Florida
Lumina Power, Inc.	Florida
De-Icing Investment Holdings Corp.	Florida
HVT Group, Inc.	Delaware
Dielectric Sciences, Inc.	Massachusetts
Essex X-Ray & Medical Equipment LTD	United Kingdom
High Voltage Technology Limited	United Kingdom
Engineering Design Team, Inc.	Oregon
EMD Acquisition Corp.	Florida
EMD Technologies Incorporated	Canada
VPT, Inc.	Virginia
SI-REL, Inc.	Delaware
SST Components, Inc.	Delaware
VPT GaN, LLC	Virginia
Dukane Seacom, Inc.	Florida
AeroELT, LLC	Florida
dB Control Corp.	Florida
TTT-Cubed, Inc.	California
3D Acquisition Corp.	Florida
3D Plus SAS	France
Bernier Connect SAS	France
Moulages Plastiques Industriels de L'essonne SARL	France
3D Plus U.S.A., Inc.	Delaware

State or Other
Name	Jurisdiction of Incorporation

Switchcraft Holdco, Inc.	Delaware
Switchcraft, Inc.	Illinois
Conxall Corporation	Illinois
Switchcraft Far East Company, Ltd.	Republic of South Korea
Ramona Research, Inc.	California
Lucix Corporation	California
Midwest Microwave Solutions, Inc.	Iowa
Robertson Fuel Systems, L.L.C.	Arizona
AeroAntenna Technology, Inc.	California
HETC I, LLC	Florida
Research Electronics International, L.L.C.	Tennessee
Specialty Silicone Products, Inc.	New York
3 McCrea Property Company, LLC	Florida
HETC II Corp.	Florida
Apex Holding Corp.	Delaware
Apex Microtechnology, Inc.	Arizona
HETC III, LLC	Florida
Solid Sealing Technology, Inc.	New York
Quell Corporation	Colorado
HETC V, LLC	Florida
TSID Holdings, LLC	Florida
Transformational Security, LLC	Maryland
Intelligent Devices, LLC	Delaware
1260041 B.C. LTD.	Canada
Connect Tech Inc.	Canada

HEICO East Corporation	Florida
16-1741 Property, Inc.	Florida
Bay Equipment Corp.	Delaware